For period ending March 31, 2010                                   Exhibit 77Q2


File number 811-8765

Section 16(a) Beneficial Ownership Reporting Compliance

The registrant is not aware of any report required to be filed pursuant to
Section 16(a) of the Securities Exchange Act of 1934, as amended, which was not timely filed.